EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Tobin Richer
(317) 249-4559                                                           (317) 249-4521
mike.eliason@karglobal.com                     tobin.richer@karglobal.com

KAR Auction Services, Inc. Reports Second Quarter 2021 Financial Results

•Second quarter total revenue of $585.4 million, up 40% year-over-year
•GAAP net income of $11.5 million, up from a GAAP net loss of $32.3 million in the second quarter of 2020
•Maintaining previously stated FY21 guidance

Carmel, IN, August 3, 2021 — KAR Auction Services, Inc. (NYSE: KAR), today reported its second quarter financial results for the period ended June 30, 2021.

“I am pleased with our second quarter performance, particularly given the significant supply headwinds that our industry faced,” said Peter Kelly, CEO of KAR Global. “We achieved our strongest results to-date in the digital dealer-to-dealer segment, with record numbers of sellers and buyers participating and 65% volume growth versus the second quarter 2020. We also saw improvement in the unit economics at ADESA and an improved performance from our finance business, AFC. I believe KAR is well positioned for growth as industry volumes begin to recover.”

Second Quarter 2021 Financial Highlights
•Total revenue for the second quarter of 2021 was $585.4 million, up 40% compared with $419.0 million for the second quarter of 2020.
•Net income for the second quarter of 2021 increased to $11.5 million, or $0.01 per diluted share, compared with a net loss of $32.3 million, or $0.27 net loss per diluted share, in the second quarter of 2020.
•Adjusted EBITDA for the quarter ended June 30, 2021 increased 46% to $116.5 million, compared with $80.0 million for the quarter ended June 30, 2020.
•Operating adjusted net income per diluted share increased 88% to $0.15 for the quarter ended June 30, 2021, compared with $0.08 for the quarter ended June 30, 2020.
•Year-over-year growth in our digital dealer-to-dealer marketplaces of 65%.
•ADESA gross profit per vehicle sold increased 24% to $277 for the quarter ended June 30, 2021, compared with $224 for the quarter ended June 30, 2020.

Investments in Early-Stage Automotive Companies
The company invests in certain early-stage automotive companies and funds that relate to the automotive industry. We believe these investments have resulted in the expansion of relationships in the vehicle remarketing industry. Realized gains on these investments were $0.2 million and $17.2 million for the three and six months ended June 30, 2021, respectively. Although the company had a reduction in unrealized gains on investment securities of $11.9 million for the three months ended June 30, 2021, net unrealized gains on investment securities totaled $31.6 million for the six months ended June 30, 2021.

2021 Guidance
The company's previously stated guidance remains unchanged.

(in millions, except per share amounts)	Annual Guidance

Net income from continuing operations	$90
Income tax expense	$38
Interest expense, net of interest income	$125
Depreciation and amortization	$205
EBITDA*	$458
Adjusted EBITDA addbacks, net	$17
Adjusted EBITDA*	$475
Effective tax rate	30%
Net income from continuing operations per share - diluted **	$0.30
Weighted average diluted shares **	131
Operating adjusted net income per share*	$0.87
Weighted average diluted shares - including assumed conversion of preferred shares	165

* EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures."
** The company used the two-class method of calculating net income from continuing operations per diluted share. Under the two-class method, net income from continuing operations is reduced by dividends and undistributed earnings to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.

Impact of COVID-19 on Company Operations
The company has been subject to numerous COVID-19-related orders and directives that have caused us to modify our business practices. All ADESA auction locations in the U.S. and Canada are offering vehicles for sale via ADESA Simulcast, DealerBlock and Simulcast+. Auction locations have resumed offering ancillary and related services, where possible and as permitted by government directives. However, given the evolving health, economic, social and governmental environments, the continuing impact that COVID-19 could have on our business remains uncertain. The broader implications for our business and results of operations remain uncertain and will depend on many factors outside our control, including, without limitation, the duration and severity of the COVID-19 pandemic, the degree to which governmental restrictions are relaxed or reimposed, the length of time it takes for normal economic and operating conditions to resume, the number and effectiveness of vaccines and numerous other uncertainties. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business.

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, August 4, 2021 at 8:30 a.m. EDT. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 5498273, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s second quarter 2021 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.1 million units valued at over $40 billion through our auctions in 2020. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, Uruguay, U.K. and Europe. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.

Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 pandemic on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenues
Auction fees	$236.7	$177.8	$472.2	$433.1
Service revenue	182.2	134.8	369.8	371.0
Purchased vehicle sales	97.9	49.6	190.6	125.1
Finance-related revenue	68.6	56.8	134.4	135.3
Total operating revenues	585.4	419.0	1,167.0	1,064.5

Operating expenses
Cost of services (exclusive of depreciation and amortization)	333.2	235.1	663.6	629.7
Selling, general and administrative	140.2	112.3	289.2	274.7
Depreciation and amortization	45.4	46.5	92.4	94.2
Goodwill and other intangibles impairment	—	29.8	—	29.8
Total operating expenses	518.8	423.7	1,045.2	1,028.4

Operating profit (loss)	66.6	(4.7)	121.8	36.1

Interest expense	31.2	30.9	62.1	68.9
Other (income) expense, net	14.8	1.3	(35.4)	(0.7)

Income (loss) before income taxes	20.6	(36.9)	95.1	(32.1)

Income taxes	9.1	(4.6)	32.7	(2.6)

Net income (loss)	$11.5	$(32.3)	$62.4	$(29.5)

Net income (loss) per share
Basic	$0.01	$(0.27)	$0.27	$(0.24)
Diluted	$0.01	$(0.27)	$0.26	$(0.24)

Dividends declared per common share	$—	$—	$—	$0.19

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$621.6	$752.1
Restricted cash	53.8	60.2
Trade receivables, net of allowances	549.2	367.2
Finance receivables, net of allowances	2,084.9	1,889.0
Other current assets	105.1	106.7
Total current assets	3,414.6	3,175.2

Goodwill	2,212.5	2,140.2
Customer relationships, net of accumulated amortization	199.8	211.3
Operating lease right-of-use assets	339.0	350.6
Property and equipment, net of accumulated depreciation	579.6	589.9
Intangible and other assets	372.8	331.0
Total assets	$7,118.3	$6,798.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,336.4	$965.1
Obligations collateralized by finance receivables	1,324.2	1,261.2
Current maturities of debt	22.7	24.3
Total current liabilities	2,683.3	2,250.6

Long-term debt	1,851.8	1,853.8
Operating lease liabilities	332.0	344.2
Other non-current liabilities	179.9	184.0
Temporary equity	570.0	549.8
Stockholders’ equity	1,501.3	1,615.8
Total liabilities, temporary equity and stockholders’ equity	$7,118.3	$6,798.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income (loss)	$62.4	$(29.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	92.4	94.2
Provision for credit losses	7.6	41.6
Deferred income taxes	6.8	(13.1)
Amortization of debt issuance costs	6.0	5.6
Stock-based compensation	9.9	7.6
Contingent consideration adjustment	15.7	—
Unrealized gain on investment securities	(31.6)	—
Goodwill and other intangibles impairment	—	29.8
Other non-cash, net	2.1	4.9
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(198.5)	(137.5)
Accounts payable and accrued expenses	322.9	265.3
Net cash provided by operating activities	295.7	268.9
Investing activities
Net (increase) decrease in finance receivables held for investment	(200.0)	532.6
Acquisition of businesses (net of cash acquired)	(79.8)	—
Purchases of property, equipment and computer software	(50.7)	(46.7)
Investments in securities	(20.6)	—
Proceeds from sale of investments	21.4	—
Proceeds from the sale of PWI	2.1	—
Proceeds from the sale of property and equipment	1.9	—
Net cash (used by) provided by investing activities	(325.7)	485.9
Financing activities
Net increase in book overdrafts	45.4	5.0
Net decrease in borrowings from lines of credit	(1.6)	(1.9)
Net increase (decrease) in obligations collateralized by finance receivables	57.0	(720.5)
Proceeds from issuance of Series A Preferred Stock	—	550.1
Payments for issuance costs of Series A Preferred Stock	—	(21.9)
Payments for debt issuance costs/amendments	—	(3.9)
Payments on long-term debt	(4.7)	(4.7)
Payments on finance leases	(6.0)	(7.8)
Payments of contingent consideration and deferred acquisition costs	(21.3)	(22.3)
Issuance of common stock under stock plans	1.0	0.7
Tax withholding payments for vested RSUs	(2.2)	(3.7)
Repurchase and retirement of common stock	(180.9)	—
Dividends paid to stockholders	—	(49.0)
Net cash used by financing activities	(113.3)	(279.9)
Effect of exchange rate changes on cash	6.4	(17.3)
Net (decrease) increase in cash, cash equivalents and restricted cash	(136.9)	457.6
Cash, cash equivalents and restricted cash at beginning of period	812.3	560.9
Cash, cash equivalents and restricted cash at end of period	$675.4	$1,018.5
Cash paid for interest, net of proceeds from interest rate derivatives	$55.4	$63.9
Cash paid for taxes, net of refunds	$16.6	$3.6

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions), (unaudited)	2021	2020	2021	2020
Net income (loss)	$11.5	$(32.3)	$62.4	$(29.5)
Add back:
Income taxes	9.1	(4.6)	32.7	(2.6)
Interest expense, net of interest income	31.0	30.6	61.7	67.8
Depreciation and amortization	45.4	46.5	92.4	94.2
EBITDA	97.0	40.2	249.2	129.9
Non-cash stock-based compensation	4.9	2.9	10.5	8.2
Acquisition related costs	1.8	0.9	3.3	2.3
Securitization interest	(6.8)	(6.0)	(13.6)	(17.4)
(Gain)/Loss on asset sales	—	0.5	0.2	1.0
Severance	1.2	6.5	1.9	8.3
Foreign currency (gains)/losses	0.4	2.7	2.6	3.1
Goodwill and other intangibles impairment	—	29.8	—	29.8
Contingent consideration adjustment	4.5	—	15.7	—
Change in unrealized gains on investment securities	11.9	—	(31.6)	—
Other	1.6	2.5	1.5	3.4
Total addbacks/(deductions)	19.5	39.8	(9.5)	38.7
Adjusted EBITDA	$116.5	$80.0	$239.7	$168.6

The following table reconciles operating adjusted net income and operating adjusted net income per diluted share to net income (loss) for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts), (unaudited)	2021	2020	2021	2020
Net income (loss) (1)	$11.5	$(32.3)	$62.4	$(29.5)
Acquired amortization expense	13.6	14.1	29.2	28.4
Contingent consideration adjustment	4.5	—	15.7	—
Goodwill and other intangibles impairment	—	29.8	—	29.8
Income taxes (2)	(6.0)	(1.8)	(10.0)	(2.3)
Operating adjusted net income	$23.6	$9.8	$97.3	$26.4

Operating adjusted net income per share - diluted	$0.15	$0.08	$0.61	$0.20

Weighted average diluted shares	156.6	129.3	159.5	129.2

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income and operating adjusted net income per diluted share.

(2)The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income. There was no income tax benefit related to the contingent consideration adjustment or the goodwill and other intangibles impairment because these items were not deductible for income tax purposes.